                                                                      EXHIBIT 11
                                                                         PRIMARY


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
                                            For the Three Months            For the Nine Months
                                             Ended September 30,            Ended September 30,
                                            ----------------------        -----------------------
                                               1996          1995           1996           1995
                                            ----------------------        -----------------------
INCOME ON COMMON STOCK
======================
NET INCOME                                  $ 20,062      $ 13,075       $ 53,006        $ 34,632

SHARES OUTSTANDING
======================

Weighted Average Number of                    74,616        61,144         69,942          60,096
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock            14,338        12,873         14,338          12,965
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants                (3,660)       (3,981)        (4,183)         (5,053)

Assumed Conversion of
 Convertible Preferred Stock                   2,391        12,105          6,919          12,104
                                          ------------------------     --------------------------
Weighted Average Number of
     Common Shares Outstanding                87,685        82,141         87,016          80,112
                                          ========================     ==========================

EARNINGS PER SHARE
======================
NET INCOME PER COMMON SHARE                 $   0.23      $   0.16       $   0.61        $   0.43
                                          ========================     ==========================

                                                                      EXHIBIT 11
                                                                   FULLY DILUTED

[LCI INTERNATIONAL LOGO]



                                            For the Three Months               For the Nine Months
                                             Ended September 30,               Ended September 30,
                                           -----------------------          ------------------------
                                            1996            1995             1996             1995
                                           -----------------------          ------------------------
INCOME ON COMMON STOCK
======================
NET INCOME                                $ 20,062        $ 13,075         $ 53,006         $ 34,632


SHARES OUTSTANDING
======================
Weighted Average Number of                  74,616          61,144           69,942           60,096
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock          14,338          12,850           14,338           12,791
    Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
    Options and Stock Warrants              (3,660)         (3,739)          (3,727)          (3,738)

Assumed Conversion of
 Convertible Preferred Stock                 2,391          12,105            6,919           12,105
                                        ---------------------------      ----------------------------

Weighted Average Number of
     Common Shares Outstanding              87,685          82,360           87,472           81,254
                                        ==========================       ===========================


EARNINGS PER SHARE
======================
NET INCOME PER COMMON SHARE               $   0.23        $   0.16         $   0.61         $   0.43
                                        ==========================       ===========================